EXHIBIT 10.28

                                BIO CONSULT LTD.
                      (ENVIRONMENTAL MANAGEMENT CNSULTANTS)
            P.O. Box GP 794, Accra TEL +233-21-253331/+233-244-027111
                        E-mail: bioconsultltd@yahoo.com

           AGREEMENT BETWEEN XTRA-GOLD MINING LIMITED AND BIO CONSULT
             LIMITED CONCERNING THE PREPARATION OF AN ENVIRONMENTAL
                  IMPACT STATEMENT FOR THE KIBI MINING PROJECT

This agreement is made this 17TH day of January, 2006, between XTRA-GOLD MINING LIMITED ("Xtra-Gold"), of 3rd Floor, Kojo Bruce House, No. 5 Okai Mensah, represented by its authorized agent, Mr. Alhaji Nantogma Abudulai, who is also the Vice-President, Ghana Operations of Xtra-Gold Resources Corp., the owner as to a 90% interest of Xtra-Gold herein referred to as the CLIENT and BIO CONSULT LTD. of P.O. BOX GP 794, Accra, represented by their Director, Mr. Kweku Kyeremeh, hereinreferred to as the CONSULTANT that. The Kibi Mining Project (hereinafter the "PROJECT") refers to the planned alluvial mining operation at the Kwabeng, Pameng and Apapam concessions in the Eastern Region of Ghana. The Kwabeng and Pameng concessions are each covered by a mining lease while the Apapam concession is covered by a prospecting license. The Client intends to apply for the addition of the Apapam concession to the existing mining lease for Pameng.

1. The Consultant will assemble a team of experts to conduct studies and prepare an Environmental Impact Statement (EIS) for the Project for submission to the Environmental Protection Agency on behalf of Xtra-Gold.

2.    The Consultant's team will include:

      o  An Environmental Specialist

      o  Mining Engineer

      o  Sociologist

      o  Environmental Technician

      o  Hydrogeologist

Who will conduct the studies in an environmentally sustainable manner that will satisfy the requirement for obtaining environmental clearance or permit from the Environmental Protection Agency.

3. In the preparation of the EIS the Consultant will follow the outline contained in the Environmental Impact Assessment Procedures.

4.    The Consultant's plan of work for the studies will be as follows:

      i.    Acquire / produce relevant maps, sites plans and proposals.

      ii. Conduct reconnaissance surveys of project area and select sites for investigations and environmental quality monitoring.

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      iii.  Collect and collate existing data on the project area, conduct consultants with relevant agencies and communities and prepare draft Scoping Report.

      iv.   Submit draft Scoping report to Xtra-Gold for comments.

      v. Conduct public forum to discuss project proposals with stakeholders and interested and affected person (IAPs)

      vi. Revise draft Scoping report based on comments from Xtra-Gold and public forum.

      vii.  Submit Scoping report to EPA for review

      viii. Conduct environmental quality monitoring and analysis of samples.

      ix.   Conduct data analysis and compile draft report

      x.    Submit draft EIS to Xtra-Gold for comments.

      xi.   Revise draft EIS based on comments from Xtra-Gold

      xii.  Submit final draft to EPA

      xiii. Revise draft EIS based on comments from EPA

      xiv.  Submit FINAL to EPA

5. The studies will be completed and the FINAL REPORT submitted within a period of three (3) months from the date of this agreement, excluding the periods during which reports submitted by the Consultants are reviewed by Consultants are reviewed by Xtra-Gold or EPA.

6.    The format for the preparation of the EIS will be as follows:

6.1   Description of the proposed project

      a.    Purpose and justification of the project

      b.    Project description

      c.    Primary impact area

6.2   Description of the existing environmental conditions.

      a.    Natural environment

      b.    Human-made environment

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6.3   Assessment of Environmental Impacts

      a.    Impacts on topography, geology and soils

      b.    Impacts on water quality and drainage

      c. Impacts on land use, zoning and socio-economic characteristics of the project's area of influence

      d.    Aesthetic impacts and landscape

      e.    Health impacts

      f.    Impacts on air quality

      g.    Noise nuisance and traffic impacts

      h. Impacts related to possible population displacement and resettlements.

6.4   Unavoidable adverse impacts

      a.    Disruption of subsistence agricultural lands

      b.    Increased traffic

      c.    Modification of hydrological regime

6.5   Alternatives to the proposed project

      a.    No certain scenario

      b.    Alternative within the proposed project

7.    THE CONSULTANT WILL SUBMIT HIS REPORTS AS FOLLOWS:

      - Two (2) copies draft scoping report for review by management of Xtra-Gold

      - Ten (10) copies of final scoping report for submission to the Environmental Protection Agency

      - Two (2) copies of draft Environmental Impact Statement for review by Xtra-Gold

      - Twelve (12) copies of draft Environmental Impact Statement for review by EPA

      - Eight (8) copies of final Environmental Impact Statement for submission to the Environmental Protection Agency

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8.0   In consideration of the above job Xtra-Gold agrees to pay the Consultant the negotiated amount of $33,400 EXCLUDING Value Added Tax. Payment for the service shall be as follows;

8.1   1ST PAYMENT: -    50% of the contract sum of $16,700  after  signing the
                        agreement and upon submission of the Consultant's invoice for mobilization.

8.2   2ND PAYMENT: -    30% of the  contract  sum of $10,020  upon  submission
                        and clearance of Scoping and Terms of Reference (TOR) by the Environmental Protection Agency. If the Scoping and
                        TOR is not cleared by the EPA, the CONSULTANT will cover all further costs required to revise the Scoping and TOR such that they are cleared by the EPA.

8.1   3RD PAYMENT: -    20% of the  contract  sum of $6,680  upon  receipt  of
                        the Environmental Protection Agency's permit invoice. If the EPA permit is not received, the CONSULTANT will cover all further costs required to obtain such receipt.

9.0 Any dispute rising out of this agreement shall be referred to a single arbitrator agreed between Xtra-Gold and the Consultant.

IN WITNESS WHEREOF the parties here to have executed this Agreement as of the day and year first above written.

SIGNED AND SEALED with the common
Seal of XTRA-GOLD MINING LIMITED        /s/  Alhaji Nantogma Abudulai
and DELIVERED in the presence of             ALHAJI NANTOGMA ABUDULAI
                                             Authorized Agent of Xtra-Gold
                                             Mining Limited
                                             and Vice-President, Ghana
                                             Operations of Xtra-Gold
                                             Resources Corp.

WITNESS
SIGNED AND SEALED with the common       /s/  Kweku Kyeremeh
Seal of BIO CONSULT LIMITED                  KWEKU KYEREMEH
And DELIVERED in the presence of             Director

WITNESS                                 /s/  Samuel Nunoo
                                             Samuel Nunoo

CHARGES FOR THE APAPAM STUDY WILL BE DISCUSSED LATER

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